UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 7, 2013

mLight Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-169805	27-3436055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Airway Avenue, Suite 141 Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	949-981-3464

9694 Royal Palm Blvd Coral Springs, FL 33065
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

On August 1, 2013, Todd Sudeck, the sole director and officer of mLight Tech, Inc. (the “Company”), acquired a total 180,000,000 shares of the Company’s common stock from Edward Sanders, the Company’s former director and officer, in a private transaction.  Mr. Sudeck’s 180,000,000 shares amount to approximately 88.2% of the Company’s currently issued and outstanding common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 7, 2013, Edward Sanders resigned as President and sole Director of our company. Mr. Sanders’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise. Concurrently, Todd Sudeck consented to and was appointed as the Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, President and sole Director of our company to fill the vacancy of Mr. Sander’s resignation.

Todd Sudeck – Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, President and Director

Todd Sudeck, age 47, has over twenty years of experience within the business, strategy, management in the automotive industry.  He founded The Ding King in 1993 and has been the CEO, President, and Founder since inception.  Todd is a visionary leader with broad-based automotive experience in all aspects of the Paintless Dent Repair industry. He has become an expert in mobile services, retail stores, training, tool distribution, infomercial and consumer product segments of the automotive appearance industry.

From 1990 to 1991, Mr. Sudeck worked for Prudential California Realty in Newport Beach, California managing residential sales.

Mr. Sudeck went to California State University of Northridge from 1983 through 1989 focusing on sales communications and marketing.

Our company believes that Mr. Sudeck’s education background, and business and operational experience give him the qualifications and skills necessary to serve as the Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, President and sole Director of our company. Our board of directors now consists solely of Todd Sudeck.

Item 8.01	Other Events.

On August 6, 2013, the Company entered into a Letter of Intent whereby the Company was to acquire 100% of all of the capital stock of The Ding King Training Institute, Inc., in exchange for two million five hundred thousand shares of the issued and outstanding common stock (“Acquisition Shares”) of the Company.  The Acquisition Shares will be deposited in an escrow account and released to The Ding King shareholders upon the Closing Event and the satisfaction of certain post closing requirements as defined in the definitive agreements.  The proposed merger is contingent on the audit of The Ding King Training Institute, Inc. and is expected to close by August 30, 2013.

A copy of the Letter Of Intent is attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter of Intent dated August 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mLight Tech, Inc.

/s/ Todd Sudeck

Todd Sudeck

Chief Executive Officer,

Chief Financial Officer, Secretary,

Treasurer, President and Director

Date: August 7, 2013